Exhibit 99.1

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

CONTACT:	David Dick
Chief Financial Officer
212-590-6200

ICR
Jean Fontana
646-277-1214

dELiA*s, INC. ANNOUNCES

FIRST QUARTER 2012 RESULTS

New York, NY – May 22, 2012 – dELiA*s, Inc. (NASDAQ: DLIA), a multi-channel retail company comprised of two lifestyle brands primarily targeting teenage girls and young women, today announced the results for its first quarter of fiscal 2012.

First Quarter Fiscal 2012 Highlights:

•

Total revenue increased 6.7% to $52.5 million from $49.1 million in the first quarter of fiscal 2011. Revenue from the retail segment increased 6.8% to $28.9 million, including a comparable store sales increase of 7.3%. Revenue from the direct segment increased 6.6% to $23.6 million.

•

Consolidated gross margin was 33.2% compared to 33.5% in the prior year quarter, primarily due to increased shipping and handling costs partially offset by increased merchandise margins and leveraging of occupancy costs.

•

Net loss was $3.7 million, or $0.12 per diluted share, compared to net loss for the first quarter of fiscal 2011 of $4.5 million, or $0.14 per diluted share. The net loss for the first quarter of fiscal 2012 included a gift card breakage benefit of $0.6 million, or $0.02 per diluted share, and income tax expense of $43,000. The net loss for the first quarter of fiscal 2011 included a gift card breakage benefit of $38,000, as well as a benefit for income taxes of $1.0 million, or $0.03 per diluted share

Walter Killough, Chief Executive Officer, commented, “Our first quarter results showed increased sales in each of our businesses. The strong comparable store sales performance and

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

higher merchandise margins in retail, along with positive sales driven by a double digit increase in the number of orders in our direct segment, reflect favorable reactions customers are having to the merchandising changes we are making. At the same time, disciplined inventory management and tight expense controls also contributed to improved financial results. We are encouraged that the momentum we established in the first quarter has continued into the first 3 weeks of May.”

Results by Segment

Retail Segment Results

Total revenue for the retail segment for the first quarter of fiscal 2012 increased 6.8% to $28.9 million from $27.0 million in the first quarter of fiscal 2011. Retail comparable store sales increased 7.3% for the first quarter of fiscal 2012 compared to an increase of 0.9% for the first quarter of fiscal 2011.

Gross margin for the retail segment, which includes distribution, occupancy and merchandising costs, was 26.7% for the first quarter of fiscal 2012 compared to 24.5% in the prior year period. The increase in gross margin resulted primarily from higher merchandise margins, driven by increased full price selling and fewer markdowns, and the leveraging of occupancy costs.

Selling, general and administrative (SG&A) expenses for the retail segment were $10.6 million, or 36.7% of sales, in the first quarter of fiscal 2012 compared to $11.0 million, or 40.7% of sales, in the prior year period. The decrease in SG&A expenses in dollars and as a percent of sales reflects reduced selling and depreciation expense.

The operating loss for the first quarter of fiscal 2012 for the retail segment was $2.8 million compared to $4.4 million in the prior year period.

The Company relocated one store location and closed one store location during the first quarter of fiscal 2012, ending the period with 112 stores.

Direct Segment Results

Total revenue for the direct segment for the first quarter of fiscal 2012 increased 6.6% to $23.6 million from $22.1 million in the first quarter of fiscal 2011.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Gross margin for the direct segment was 41.3% for the first quarter of fiscal 2012 compared to 44.6% in the first quarter of fiscal 2011. The decrease in gross margin resulted primarily from lower merchandise margins, related to increased markdowns on clearance goods and more aggressive promotional techniques to acquire new customers, and increased shipping and handling costs.

SG&A expenses for the direct segment were $10.9 million, or 46.4% of sales, in the first quarter of fiscal 2012 compared to $10.9 million, or 49.3% of sales, in the prior year period. The decrease in SG&A expenses as a percent of sales reflects the leveraging of selling and overhead expenses.

Operating loss for the first quarter of fiscal 2012 for the direct segment was $0.7 million as compared to $1.0 million in the prior year period. Included in the first quarter of fiscal 2012 is gift card breakage income of $0.5 million compared to $11,000 in the prior year period.

Balance Sheet Highlights

At the end of the first quarter of fiscal 2012, cash and cash equivalents were $16.6 million compared with $21.7 million, which included $10.2 million in restricted amounts, at the end of the first quarter of fiscal 2011.

Total net inventories at the end of the first quarter of fiscal 2012 were $30.4 million compared with $32.7 million at the end of the first quarter of fiscal 2011. Inventory per average retail store was down 5.1% compared to the prior year period, and inventory for the direct segment was down 3.4% compared to the prior year.

Conference Call and Webcast Information

A conference call to discuss first quarter 2012 results is scheduled for Tuesday, May 22, 2012 at 10:00 A.M. Eastern Time. The conference call will be webcast live at www.deliasinc.com. A replay of the call will be available until June 19, 2012 and can be accessed by dialing (888) 286-8010 and providing the pass code number 54478065.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

About dELiA*s, Inc.

dELiA*s, Inc. is a multi-channel retail company comprised of two lifestyle brands primarily targeting teenage girls and young women. Its brands – dELiA*s and Alloy – generate revenue by selling apparel, accessories and footwear to consumers through direct mail catalogs, websites, and dELiA*s mall-based retail stores.

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management's expectations or otherwise, except as may be required by law.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

(unaudited)

	April 28, 2012	April 30, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,634	$11,503
Inventories, net	30,445	32,667
Prepaid catalog costs	1,704	1,666
Restricted cash	—	10,244
Other current assets	3,909	17,893

TOTAL CURRENT ASSETS	52,692	73,973

PROPERTY AND EQUIPMENT, NET	41,471	48,643
GOODWILL	4,462	4,462
INTANGIBLE ASSETS, NET	2,419	2,419
OTHER ASSETS	822	242

TOTAL ASSETS	$101,866	$129,739

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$18,124	$18,534
Accrued expenses and other current liabilities	13,177	18,173
Income taxes payable	788	780

TOTAL CURRENT LIABILITIES	32,089	37,487
DEFERRED CREDITS AND OTHER LONG-TERM LIABILITIES	11,155	12,516

TOTAL LIABILITIES	43,244	50,003

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred Stock, $.001 par value; 25,000,000 shares authorized, none issued	—	—
Common Stock, $.001 par value; 100,000,000 shares authorized; 31,726,645 and 31,432,531 shares issued and outstanding, respectively	32	31
Additional paid-in capital	99,431	98,671
Accumulated deficit	(40,841)	(18,966)

TOTAL STOCKHOLDERS’ EQUITY	58,622	79,736

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$101,866	$129,739

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Thirteen Weeks Ended
	April 28, 2012		April 30, 2011

NET REVENUES	$52,451	100.0%	$49,146	100.0%
Cost of goods sold	35,015	66.8%	32,663	66.5%

GROSS PROFIT	17,436	33.2%	16,483	33.5%

Selling, general and administrative expenses	21,546	41.1%	21,900	44.6%
Other operating income	(632)	-1.2%	(38)	-0.1%

TOTAL OPERATING EXPENSES	20,914	39.9%	21,862	44.5%

OPERATING LOSS	(3,478)	-6.6%	(5,379)	-10.9%
Interest expense, net	153	0.3%	87	0.2%

LOSS BEFORE INCOME TAXES	(3,631)	-6.9%	(5,466)	-11.1%
Provision (benefit) for income taxes	43	0.1%	(997)	-2.0%

NET LOSS	$(3,674)	-7.0%	$(4,469)	-9.1%

BASIC AND DILUTED LOSS PER SHARE:

NET LOSS PER SHARE	$(0.12)		$(0.14)

WEIGHTED AVERAGE BASIC AND DILUTED COMMON SHARES OUTSTANDING	31,320,254		31,209,737

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Thirteen Weeks Ended
	April 28, 2012	April 30, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,674)	$(4,469)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,336	2,787
Stock-based compensation	187	161
Changes in operating assets and liabilities:
Inventories	492	(642)
Prepaid catalog costs and other assets	69	(5,334)
Restricted cash	—	(1,976)
Income taxes payable	52	38
Accounts payable, accrued expenses and other liabilities	(9,851)	(6,187)

Total adjustments	(6,715)	(11,153)

NET CASH USED IN OPERATING ACTIVITIES	(10,389)	(15,622)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,403)	(949)

NET CASH USED IN INVESTING ACTIVITIES	(1,403)	(949)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(11,792)	(16,571)
CASH AND CASH EQUIVALENTS, beginning of period	28,426	28,074

CASH AND CASH EQUIVALENTS, end of period	$16,634	$11,503

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

SELECTED OPERATING DATA

(in thousands, except number of stores)

(unaudited)

	For The Thirteen Weeks Ended
	April 28, 2012		April 30, 2011
Channel net revenues:
Retail	$28,862		$27,014
Direct	23,589		22,132

Total net revenues	$52,451		$49,146

Comparable store sales	7.3%		0.9%

Catalogs mailed	7,542		8,741

Inventory - retail	$16,931		$18,674

Inventory - direct	$13,514		$13,993

Number of stores:
Beginning of period	113		114
Opened	1	*	1
Closed	2	*	—

End of period	112		115

Total gross sq. ft @ end of period	429.6		440.0

*	Totals include one store that was closed and relocated to an alternative site in the same mall during the first quarter of fiscal 2012.